Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Ocera Therapeutics, Inc. Second Amended and Restated 2011 Stock Option and Incentive Plan of our report dated May 6, 2013, with respect to the financial statements of Ocera Therapeutics, Inc. included in its Current Report on Form 8-K/A of Ocera Therapeutics, Inc., filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California
December 24, 2013